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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                  ____________




                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: November 2, 1998
                        (Date of earliest event reported)


                                 S3 INCORPORATED
             (Exact name of registrant as specified in its charter)


          Delaware                   0-21126              77-0204341
(State or other jurisdiction       (Commission           (IRS Employer
      of incorporation)            File Number)        Identification No.)


           2801 Mission College Boulevard, Santa Clara, CA 95052-8058
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (415) 588-8000

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Item 5.  Other Events.
         ------------

     On November 2, 1998, S3 Incorporated (the "Company") announced that it appointed Kenneth Potashner as President and Chief Executive Officer of the Company. The Board of Directors of the Company also increased the size of the board by one, elected Mr. Potashner to fill the newly created vacancy and elected Mr. Potashner Chairman of the Board. Terry N. Holdt, who returned from his retirement in January 1998 to assume the role of interim President, Chief Executive Officer and Chairman of the Company, will remain Vice Chairman of the Company's Board of Directors.

     In connection with his employment, Mr. Potashner entered into a three year employment agreement which provides for a base salary of $500,000 per year and participation in the Company's executive bonus plan and other executive benefit programs. Under the agreement, Mr. Potashner is eligible to receive an annual cash bonus of up to 200% of his base salary, with a minimum bonus payable of $250,000 after the first year. Mr. Potashner also received two options to purchase an aggregate of 4,500,000 shares of Common Stock of the Company. One option for 1,500,000 shares vests upon the earlier of (i) six months from the date of his employment, (ii) a change in control of the Company, or (iii) termination of his employment without cause. A second option for 3,000,000 shares vests over four years from the date of his employment or earlier in certain circumstances. In addition, Mr. Potashner is eligible for a one-time "special cash bonus" on the third anniversary of the date of his employment in the event that the Company's Common Stock has not achieved a $4.67 per share increase in value ($7,000,000 divided by 1,500,000) from the date of his employment. The one-time special cash bonus, if payable, will be equal to $7,000,000 minus any increase above the stock price on his employment date for 1,500,000 shares. Such one-time bonus may also be payable in the event Mr. Potashner's employment is terminated without cause following a change of control of the Company. As a result of this special cash bonus, the Company may be required to record a charge to earnings on a quarterly basis.

     A copy of the press release issued November 2, 1998 is attached hereto as
Exhibit 99.1 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c) Exhibits

         99.1   Press Release dated November 2, 1998.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated: November 5, 1998.


                                        S3 INCORPORATED



                                        By   /s/ Walter D. Amaral
                                           -------------------------------------
                                                 Walter D. Amaral
                                              Chief Financial Officer


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                                  EXHIBIT INDEX
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EXHIBIT
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   99.1        Press Release dated November 2, 1998.





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